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                                                                EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion of our report dated August 9, 1996 relating to the balance sheet of Clear Software, Inc. as of December 31, 1995 and the related statements of income and retained earnings, and cash flows for the year then ended, which report appears in the Form 8-K of SPSS Inc. dated September 26, 1996.

                                                         KPMG PEAT MARWICK LLP



Boston, Massachusetts
October 31, 1996